Exhibit 99.1

News Release | March 17, 2025

Wells Fargo Confirms Termination of 2021 OCC Loss Mitigation Consent Order

SAN FRANCISCO – March 17, 2025 – Wells Fargo & Company (NYSE: WFC) today confirmed that the Office of the Comptroller of the Currency (OCC) terminated its 2021 consent order related to loss mitigation practices in the company’s Home Lending business. This is the eleventh consent order closed by Wells Fargo’s regulators since 2019.

Charlie Scharf, Wells Fargo’s CEO, said of today’s news:

“We are pleased that the OCC has again validated our work and terminated this consent order in just three and a half years. This timeframe is much improved from other historical orders, including two 2011 Federal Reserve orders which were terminated earlier this year. This is our fifth closed consent order since the beginning of 2025. We remain confident that we will complete the work required in our remaining consent orders.”

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a leading financial services company that has approximately $1.9 trillion in assets. We provide a diversified set of banking, investment and mortgage products and services, as well as consumer and commercial finance, through our four reportable operating segments: Consumer Banking and Lending, Commercial Banking, Corporate and Investment Banking, and Wealth & Investment Management. Wells Fargo ranked No. 34 on Fortune’s 2024 rankings of America’s largest corporations.

Cautionary Statement About Forward-Looking Statements
This news release contains forward-looking statements about our future financial performance and business. Because forward-looking statements are based on our current expectations and assumptions regarding the future, they are subject to inherent risks and uncertainties. Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.

Contact Information
Media
Beth Richek, 980-308-1568
beth.richek@wellsfargo.com

Investor Relations
Joe Morford, 415-396-8454
joe.morford@wellsfargo.com

© 2025 Wells Fargo Bank, N.A. All rights reserved. For public use.

News Release Category: WF-CF
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